Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA T: +1 847 634 6700 F: +1 847 913 8766 www.zebra.com
Zebra Technologies Announces Second-Quarter Results

Second-Quarter Financial Highlights

•	Strong net sales of $896 million, above the company’s guidance range

•	Net income of $17 million and diluted EPS of $0.32

•	Non-GAAP net income of $80 million and non-GAAP diluted EPS of $1.51

•	Adjusted EBITDA increased 10% year-over-year to $159 million; and adjusted EBITDA margin expanded 140 basis points year-over-year to 17.7%

•	Retired $160 million of debt principal ($240 million year-to-date)

Lincolnshire, Ill., Aug. 8, 2017 — Zebra Technologies Corporation (NASDAQ: ZBRA), the market leader in rugged mobile computers, barcode scanners and barcode printers enhanced with software and services to enable real-time enterprise visibility, today announced results for the second quarter ended July 1, 2017.

“Our solid second quarter results reflect excellent execution by our team and strong demand for Zebra’s solutions. Sales exceeded our expectations led by exceptional performance in mobile computing. Profitable growth and disciplined cost management drove earnings per share near the top end of our guidance range,” said Anders Gustafsson, chief executive officer of Zebra Technologies. “Given these results, we expect our full year organic sales growth to be at the top end of our prior outlook. Additionally, our robust free cash flow will allow us to pay down at least $300 million in debt principal in 2017, despite up-front costs associated with the recently announced successful refinancing efforts. With the integration of the Enterprise business complete, we’ll continue to focus on extending our leadership position in growing markets and driving profitable growth.”

$ in millions, except per share amounts	2Q17	2Q16	Change
Select reported measures:
Net sales	$896	$879	1.9%
Gross profit	411	406	1.2%
Net income (loss)	17	(45)	137.8%
Net earnings (loss) per diluted share	$0.32	$(0.88)	136.4%

Select Non-GAAP measures:
Adjusted net sales	$897	$882	1.7%
Organic net sales growth			6.4%
Adjusted gross profit	413	409	1.0%
Adjusted gross margin	46.0%	46.4%	(40) bps
Adjusted EBITDA	159	144	10.4%
Adjusted EBITDA margin	17.7%	16.3%	140 bps
Non-GAAP net income	$80	$59	35.6%
Non-GAAP earnings per diluted share	$1.51	$1.17	29.1%

Reported (GAAP) results
Net sales were $896 million in the second quarter of 2017 compared to $879 million in the second quarter of 2016. Net sales in the Enterprise segment were $584 million in the second quarter of 2017, compared with $577 million in the second quarter of 2016. Legacy Zebra segment net sales were $313 million in the second quarter of 2017 compared to $305 million in the second quarter of 2016. Second quarter 2017 gross profit was $411 million compared to $406 million in the comparable prior year period. Net income for the second quarter of 2017 was $17 million, or $0.32 per diluted share, compared to a net loss of $45 million, or ($0.88) per diluted share, for the second quarter of 2016.

Adjusted (Non-GAAP) results
Consolidated adjusted net sales were $897 million in the second quarter of 2017 compared to $882 million in the second quarter of 2016, an increase of 1.7%. Consolidated organic net sales growth for the second quarter was 6.4% reflecting growth across all regions, most notably North America and Latin America. Second-quarter year-over-year organic net sales grew 7.9% in the Enterprise segment and 3.7% in the Legacy Zebra segment.

Adjusted gross margin for the quarter was 46.0%, compared to 46.4% in the prior year period. The decrease was primarily due to changes in business mix. Adjusted operating expenses decreased in the second quarter to $274 million from $282 million in the prior year period, reflecting the company's continued focus on improving operating efficiency, controlling expenses, and the divestiture of the wireless LAN business.

Adjusted EBITDA for the second quarter of 2017 was $159 million, or 17.7% of adjusted net sales compared to $144 million, or 16.3% of adjusted net sales for the second quarter of 2016, primarily due to higher gross profit and lower operating expenses.

Non-GAAP net income for the second quarter of 2017 was $80 million, or $1.51 per diluted share, compared with $59 million, or $1.17 per diluted share, for the second quarter of 2016.

Balance Sheet and Cash Flow
As of July 1, 2017, the company had cash and cash equivalents of $95 million and total long-term debt of $2.4 billion.

Free cash flow was $181 million in the first six months of 2017. The company generated $203 million and incurred capital expenditures of $22 million. For the first six months of 2017, the company made $240 million in term loan payments and $70 million in scheduled cash interest payments.

Outlook

Third Quarter 2017
The company expects third-quarter 2017 adjusted net sales to change approximately (1)% to 2% from adjusted net sales of $906 million in the third quarter of 2016. The company expects organic net sales growth of approximately 2% to 5% in the third quarter. This expectation excludes a 4 percentage point adverse impact from wireless LAN business sales and 1 percentage point positive impact from foreign currency translation.

Adjusted EBITDA margin is expected to be approximately 18% to 19% for the third quarter 2017, favorable to the prior year period. Non-GAAP earnings per diluted share are expected to be in the range of $1.65 to $1.85, assuming an effective tax rate in the low- to mid-20% range.

Full Year 2017
The company expects approximately 3% to 6% organic net sales growth for the full year 2017, which is at the higher end of our prior outlook. This expectation excludes a 3 percentage point adverse impact from wireless LAN business sales and assumes minimal foreign currency impact. The company expects organic net sales growth to moderate through 2017 considering year-over-year comparisons.

Adjusted EBITDA margin is expected to be in the range of 18% to 19% for the full year 2017, an improvement compared to the full year 2016.

For the full year 2017, the company expects to make debt principal payments totaling at least $300 million.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the second quarter of 2017. The conference call will be held today, Tuesday, Aug. 8, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
With the unparalleled operational visibility Zebra (NASDAQ: ZBRA) provides, enterprises become as smart and connected as the world we live in. Real-time information – gleaned from visionary solutions including hardware, software and services – gives organizations the competitive edge they need to simplify operations, know more about their businesses and customers, and empower their mobile workers to succeed in today’s data-centric world. For more information, visit www.zebra.com or sign up for our news alerts. Follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including the Enterprise business, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present Non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in both the current year and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors:    Media:
Michael Steele, CFA, IRC    Therese Van Ryne
Vice President, Investor Relations    Director, Global Public Relations
Phone: + 1 847 793 6707     Phone: + 1 847 370 2317
msteele@zebra.com     therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions, except share data)

	July 1, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$95	$156
Accounts receivable, net of allowances for doubtful accounts of $3	527	625
Inventories, net	414	345
Income tax receivable	65	32
Prepaid expenses and other current assets	35	64
Total Current assets	1,136	1,222
Property, plant and equipment, net	273	292
Goodwill	2,464	2,458
Other intangibles, net	380	480
Long-term deferred income taxes	124	113
Other long-term assets	68	67
Total Assets	$4,445	$4,632
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$436	$413
Accrued liabilities	314	323
Deferred revenue	214	191
Income taxes payable	19	22
Total Current liabilities	983	949
Long-term debt	2,418	2,648
Long-term deferred income taxes	2	3
Long-term deferred revenue	122	124
Other long-term liabilities	108	116
Total Liabilities	3,633	3,840
Stockholders’ Equity:
Preferred stock, $0.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $0.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	234	210
Treasury stock at cost, 19,397,578 and 19,267,269 shares at July 1, 2017 and December 31, 2016, respectively	(622)	(614)
Retained earnings	1,256	1,240
Accumulated other comprehensive loss	(57)	(45)
Total Stockholders’ Equity	812	792
Total Liabilities and Stockholders’ Equity	$4,445	$4,632

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In millions, except share data)

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net sales:
Net sales of tangible products	$779	$753	$1,514	$1,469
Revenue from services and software	117	126	247	259
Total Net sales	896	879	1,761	1,728
Cost of sales:
Cost of sales of tangible products	408	387	787	762
Cost of services and software	77	86	162	170
Total Cost of sales	485	473	949	932
Gross profit	411	406	812	796
Operating expenses:
Selling and marketing	114	112	223	225
Research and development	99	95	195	188
General and administrative	68	77	143	151
Amortization of intangible assets	52	60	102	119
Acquisition and integration costs	19	34	46	70
Exit and restructuring costs	1	5	5	10
Total Operating expenses	353	383	714	763
Operating income	58	23	98	33
Other (expenses) income:
Foreign exchange gain (loss)	2	(5)	1	(3)
Interest expense, net	(40)	(49)	(81)	(99)
Other, net	(1)	(2)	(1)	(3)
Total Other expenses	(39)	(56)	(81)	(105)
Income (loss) before income taxes	19	(33)	17	(72)
Income tax expense (benefit)	2	12	(8)	(1)
Net income (loss)	$17	$(45)	$25	$(71)
Basic earnings (loss) per share	$0.33	$(0.88)	$0.49	$(1.38)
Diluted earnings (loss) per share	$0.32	$(0.88)	$0.48	$(1.38)

Basic weighted average shares outstanding	51,996,353	51,533,236	51,928,911	51,405,373
Diluted weighted average and equivalent shares outstanding	53,128,657	51,533,236	53,037,956	51,405,373

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In millions)

	Six Months Ended
	July 1, 2017	July 2, 2016
Cash flows from operating activities:
Net income (loss)	$25	$(71)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	141	154
Amortization of debt issuance cost and discount	10	11
Share-based compensation	15	12
Excess tax benefit from share-based compensation
Deferred income taxes	(10)	3
Unrealized gain on forward interest rate swaps	(1)	(2)
Other, net	2	4
Changes in operating assets and liabilities:
Accounts receivable, net	104	43
Inventories, net	(68)	35
Other assets	15	21
Accounts payable	22	51
Accrued liabilities	(30)	(74)
Deferred revenue	20	4
Income taxes	(35)	(61)
Other operating activities	(7)	(6)
Net cash provided by operating activities	203	124
Cash flows from investing activities:
Purchases of property, plant and equipment	(22)	(35)
Purchases of long-term investments	—	(1)
Net cash used in investing activities	(22)	(36)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	68
Payment of long-term debt	(240)	(213)
Proceeds from exercise of stock options and stock purchase plan purchases	7	5
Taxes paid related to net share settlement of equity awards	(5)	(6)
Excess tax benefit from share-based compensation	—	—
Net cash used in financing activities	(238)	(146)
Effect of exchange rate changes on cash	(4)	7
Net decrease in cash and cash equivalents	(61)	(51)
Cash and cash equivalents at beginning of year	156	192
Cash and cash equivalents at end of year	$95	$141
Supplemental disclosures of cash flow information:
Income taxes paid	$43	$52
Interest paid	$70	$99

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(UNAUDITED)
(In millions, except share data)

Consolidated Organic Net Sales Growth
	Three Months Ended	Six Months Ended
	July 1, 2017	July 1, 2017
Reported GAAP Consolidated Net sales growth	1.9%	1.9%
Adjustments:
Impact of Wireless LAN Net sales(1)	3.9%	4.0%
Impact of foreign currency translation(2)	0.8%	1.0%
Corporate, eliminations (3)	(0.2)%	(0.2)%
Consolidated Organic Net sales growth	6.4%	6.7%

Organic Net Sales Growth by Segment
	Three Months Ended	Six Months Ended
	July 1, 2017	July 1, 2017
Reported GAAP Net sales growth
Legacy Zebra Reported GAAP Net sales growth	2.6%	2.6%
Adjustments:
Impact of foreign currency translations(2)	1.1%	1.1%
Legacy Zebra Organic Net sales growth	3.7%	3.7%

Enterprise Reported GAAP Net sales growth	1.2%	1.2%
Adjustments:
Impact of Wireless LAN Net sales(1)	6.0%	6.3%
Impact of foreign currency translation(2)	0.7%	1.0%
Enterprise Organic Net sales growth	7.9%	8.5%

(1) The Company sold the wireless LAN business in October 2016. We are excluding the impact of the net sales of this business in the prior year period when computing organic net sales growth.
(2) Operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, the current period results at the currency exchange rates used in the comparable prior year period, rather than the exchange rates in effect during the current period. In addition, we exclude the impact of the company’s foreign currency hedging program in both the current and prior year periods.

(3) Amounts included in Corporate, eliminations consist of purchase accounting adjustments not reported in segments related to the Enterprise Acquisition in October 2014.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(UNAUDITED)
(In millions, except share data)

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net income (loss)	$17	$(45)	$25	$(71)
Adjustments to Net sales(1)
Purchase accounting adjustments	1	3	2	6
Total adjustment to Net sales	1	3	2	6
Adjustments to Cost of sales(1)
Share-based compensation	1	—	1	1
Total adjustments to Cost of sales	1	—	1	1
Adjustments to Operating expenses(1)
Amortization of intangible assets	52	60	102	119
Acquisition and integration costs	19	34	46	70
Share-based compensation	7	2	15	10
Exit and restructuring costs	1	5	5	10
Total adjustments to Operating expenses	79	101	168	209
Adjustments to Other expense (income)(1)
Amortization of debt issuance cost and discount	6	6	10	11
Foreign exchange (gain) loss	(2)	5	(1)	3
Forward interest rate swaps gain	(1)	(1)	(1)	(2)
Total adjustments to Other expense (income)	3	10	8	12
Income tax effect of adjustments(2)
Reported Income tax expense (benefit)	2	12	(8)	(1)
Adjusted income tax expense	(23)	(22)	(44)	(41)
Total adjustments to income tax	(21)	(10)	(52)	(42)
Total adjustments	63	104	127	186
Non-GAAP Net income	$80	$59	$152	$115

GAAP earnings (loss) per share
Basic	$0.33	$(0.88)	$0.49	$(1.38)
Diluted	$0.32	$(0.88)	$0.48	$(1.38)
Non-GAAP earnings per share
Basic	$1.54	$1.18	$2.93	$2.25
Diluted	$1.51	$1.17	$2.87	$2.18

Basic weighted average shares outstanding	51,996,353	51,533,236	51,928,911	51,405,373
Diluted weighted average and equivalent shares outstanding	53,128,657	52,114,954	53,037,956	52,971,905

(1) Presented on a pre-tax basis.
(2) Represents the adjustment to the GAAP basis tax provision commensurate with non-GAAP adjustments.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION
(UNAUDITED)
(In millions)

 EBITDA

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net income (loss)	$17	$(45)	$25	$(71)

Depreciation	20	17	39	35
Amortization of intangible assets	52	60	102	119
Total Other expense	39	56	81	105
Income tax expense (benefit)	2	12	(8)	(1)
EBITDA (Non-GAAP)	130	100	239	187

Adjustments to Net sales
Purchase accounting adjustments	1	3	2	6
Total adjustments to Net sales	1	3	2	6
Adjustments to Cost of sales
Share-based compensation	1	—	1	1
Total adjustments to Cost of sales	1	—	1	1
Adjustments to Operating expenses
Acquisition and integration costs	19	34	46	70
Share-based compensation	7	2	15	10
Exit and restructuring costs	1	5	5	10
Total adjustments to Operating expenses	27	41	66	90
Total adjustments to EBITDA	29	44	69	97

Adjusted EBITDA (Non-GAAP)	$159	$144	$308	$284

Net income (loss) % Net sales	1.9%	(5.1)%	1.4%	(4.1)%
Adjusted EBITDA % of Non-GAAP Sales	17.7%	16.3%	17.5%	16.4%

FREE CASH FLOW

	Six Months Ended
	July 1, 2017	July 2, 2016
Net cash provided by operating activities (GAAP)	$203	$124
Less: Purchases of property, plant and equipment	(22)	(35)
Free cash flow (Non-GAAP measure)(1)	$181	$89

(1) Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.